Exhibit 99(e)

KEYCORP STUDENT LOAN TRUST 2002-A

OFFICERS’ CERTIFICATE

JPMorgan Chase Bank, N.A., IT	AMBAC Financial Group
4 New York Plaza, 6th Floor	One State Street Plaza
New York, NY 10004	New York, NY 10004
ATTN: ITS – Global Debt	ATTN: Surveillance; CAB Securities
Phone: (212) 623-5427	Phone (212) 208-3177
Fax: (212) 623-5933	Fax: (212) 363-1459

KeyBank National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax: (216) 828-9301

Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2002-A, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee, dated September 1, 2003, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2004, through December 31, 2004, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

KEYCORP STUDENT LOAN TRUST 2002-A,

By:	KeyBank National Association,
successor in interest to Key Bank USA,
National Association, as Administrator

Date: March 14, 2005	By:	/S/ DANIEL G. SMITH

	Name:	Daniel G. Smith
	Title:	Senior Vice President

	By:	/S/ KRISTA C. NEAL

	Name:	Krista C. Neal
	Title:	Vice President